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                                                                EXHIBIT 11

                       COMPUTATION OF LOSS PER SHARE
            FOR THE FISCAL YEARS ENDED JUNE 30, 1999 AND 1998




                                                      1999            1998
                                                  -------------    -------------

Net loss                                           $(14,830,642)    $ (9,665,503)

Deduct:
 Accretion, discount and dividends on
  preferred stock                                                      3,210,333
                                                  -------------    -------------

Net loss applicable to common shareholders         $(14,830,642)    $(12,875,836)
                                                  -------------    -------------

Weighted average number of common shares
 outstanding                                          7,382,618        3,696,372
                                                  -------------    -------------
                                                  -------------    -------------

Basic loss per share                                $     (2.01)    $      (3.48)
                                                  -------------    -------------
                                                  -------------    -------------

Net loss for diluted loss per share
 computation                                       $(14,830,642)     $(9,665,503)
                                                  -------------    -------------
                                                  -------------    -------------

Weighted average number of common shares
 outstanding                                          7,382,618        3,696,372

Common share equivalent applicable to:
 Warrants - Class A                                     128,407          411,127
 Warrants - Class B                                     154,285          493,983
 Warrants - Class C                                       9,067           16,567
 Warrants - Other                                     1,090,097          882,724
 Stock options                                        1,002,157          862,446

Less common stock acquired with net proceeds         (2,384,013)      (2,505,145)
                                                  -------------    -------------

Weighted average number of common shares and
common share equivalents used to compute
diluted loss per share                                7,382,618        3,858,074
                                                  -------------    -------------
                                                  -------------    -------------

Diluted loss per share                              $     (2.01)     $     (2.51)
                                                  -------------    -------------
                                                  -------------    -------------
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